FORM OF CUSTODIAN SERVICES AGREEMENT





          This     Agreement     is     made     as     of

[ ]  by  and  between  SMITH BARNEY EQUITY FUNDS,  a

Massachusetts business         trust    (the   "Fund")   and

PNC   BANK,   NATIONAL

ASSOCIATION, a national banking association ("PNC Bank").

       The   Fund   is  registered  as  an  open-end

investment

company  under  the Investment Company Act of  1940,  as

amended (the  "1940  Act").  The  Fund  wishes  to  retain  PNC

Bank  to provide  custodian  services  and  PNC  Bank  wishes to  furnish such  services,  either  directly  or  through  an

affiliate  or affiliates,    as     more    fully    described

herein.     In

consideration  of  the  premises  and  mutual  covenants

herein contained, the parties agree as follows:

     1.  Definitions.

           (a)     "Authorized  Person".   The  term

"Authorized Person"  shall  mean  any  officer of  the  Fund

and  any  other person,  who   is  duly  authorized  by  the

Fund's   Governing

Board,  to  give  Oral  and  Written Instructions  on  behalf

of the   Fund.    Such   persons  are  listed  in  the

Certificate

attached  hereto  as  the Authorized Persons  Appendix,  as

such Appendix  may  be  amended  in writing by  the  Fund's

Governing

Board from time to time.

            (b)    "Book-Entry  System".   The  term  "Book-

Entry

System"  means  Federal  Reserve Treasury book-entry  system

for United  States  and      federal  agency  securities,  its

successor

or   successors,   and   its  nominee   or   nominees   and

any

book-entry  system  maintained by  an  exchange  registered

with

the SEC under the 1934 Act.

            (c)    "CFTC".   The  term  "CFTC"  shall  mean

the

Commodities Futures Trading Commission.

            (d)    "Governing   Board".   The   term

"Governing

Board"  shall  mean  the Fund's Board of Directors  if  the

Fund

is  a  corporation or the Fund's Board of Trustees  if  the

Fund

is  a  trust,  or,  where duly authorized, a competent

committee

thereof.

             (e)     "Oral   Instructions".    The   term

"Oral

Instructions"  shall  mean  oral  instructions  received  by

PNC Bank  from     an  Authorized  Person or from  a  person

reasonably

believed by PNC Bank to be an Authorized Person.

            (f)    "SEC".    The  term  "SEC"  shall   mean

the

Securities and Exchange Commission.

           (g)   "Securities  and Commodities  Laws".   The

term

"Securities  and  Commodities Laws" shall  mean  the  "1933

Act"

which  shall  mean  the Securities Act of 1933,  the  "1934

Act"

which  shall  mean  the  Securities Exchange  Act  of  1934,

the 1940  Act,     and  the  "CEA"  which  shall  mean  the

Commodities

Exchange Act, as amended.

           (h)   "Shares".   The  term "Shares"  shall  mean

the

shares  of  stock  of  any  series or  class  of  the  Fund,

or,

where  appropriate,  units  of beneficial  interest  in  a

trust

where the Fund is organized as a Trust.

          (i)  "Property".  The term "Property" shall mean:

                                (i)    any   and  all

                    securities and   other   investment  items

                    which the

                    Fund  may  from  time  to  time  deposit,

                    or cause  to  be  deposited, with  PNC

                    Bank  or which   PNC  Bank  may  from  time

                    to   time hold for the Fund;

                         (ii)   all  income  in  respect  of

any

               of such securities or other investment items;

                         (iii)   all  proceeds  of  the  sale

                         of

               any   of  such  securities  or  investment

               items; and

                          (iv)   all  proceeds  of  the  sale

               of securities   issued   by  the  Fund,   which

               are

               received  by  PNC  Bank from time  to  time,

               from or on behalf of the Fund.

            (j)    "Written  Instructions".   The  term

"Written Instructions"  shall  mean  written instructions

signed  by  one Authorized    Person   and   received   by

PNC         Bank.        The

instructions   may   be   delivered   by   hand,   mail,

tested

telegram, cable, telex or facsimile sending device.

      2.   Appointment.   The Fund hereby appoints  PNC  Bank

to

provide  custodian  services to the Fund, and  PNC  Bank

accepts such appointment and agrees to furnish such services.

      3.   Delivery  of  Documents.  The Fund  has  provided

or,

where applicable, will provide PNC Bank with the following:

            (a)    certified  or  authenticated  copies  of

the

resolutions   of  the  Fund's  Governing  Board,  approving

the

appointment   of   PNC   Bank  or  its  affiliates   to

provide

services;

           (b)   a  copy  of  the  Fund's most  recent

effective registration statement;

           (c)   a  copy  of  the  Fund's advisory  agreement

or agreements;

           (d)   a  copy  of  the  Fund's distribution

agreement

or  agreements;

             (e)    a   copy   of   the   Fund's

administration

agreements  if  PNC  Bank is not providing  the  Fund  with

such services;

             (f)     copies   of   any   shareholder

servicing

agreements made in respect of the Fund; and

           (g)   certified  or authenticated copies  of  any

and

all amendments or supplements to the foregoing.

      4.   Compliance  with  Government  Rules  and

Regulations.

PNC    Bank    undertakes   to   comply   with    all

applicable

requirements  of  the  Securities and Commodities  Laws  and

any laws,   rules    and   regulations  of  governmental

authorities

having   jurisdiction  with  respect  to   all    duties   to

be

performed  by  PNC  Bank hereunder.  Except as  specifically set forth  herein,  PNC  Bank  assumes  no  responsibility  for such compliance by the Fund.

       5.   Instructions.   Unless  otherwise  provided  in

this

Agreement,  PNC  Bank  shall  act  only  upon  Oral  and

Written

Instructions.   PNC  Bank  shall be entitled  to  rely  upon

any

Oral  and  Written  Instructions it receives from  an

Authorized Person  (or    from a person reasonably believed  by

PNC  Bank  to

be  an  Authorized  Person)  pursuant  to  this  Agreement.

PNC

Bank   may   assume   that  any  Oral  or  Written

Instructions

received  hereunder  are  not in any way  inconsistent  with the provisions  of  organizational documents  or  this

Agreement  or of   any vote,   resolution  or  proceeding   of

the   Fund's

Governing Board or of the Fund's shareholders.

       The   Fund   agrees  to  forward  to  PNC       Bank

Written

Instructions  confirming  Oral  Instructions  so  that  PNC

Bank receives  the  Written  Instructions by  the  close  of business on  the  same  day  that  such  Oral Instructions  are

received. The  fact  that   such  confirming Written

Instructions  are  not

received   by   PNC   Bank  shall  in  no  way   invalidate the

transactions    or    enforceability    of    the

transactions

authorized by the Oral Instructions.

      The  Fund  further  agrees that PNC  Bank  shall  incur

no liability    to       the  Fund  in  acting  upon  Oral   or

Written

Instructions  provided  such instructions  reasonably  appear to have been received from an Authorized Person.

     6.  Right to Receive Advice.

           (a)   Advice  of the Fund.  If PNC Bank  is  in

doubt

as  to  any  action it should or should not take,  PNC  Bank

may request   directions  or  advice,  including  Oral   or

Written

Instructions, from the Fund.

           (b)   Advice  of  Counsel.  If PNC Bank  shall  be

in

doubt  as  to  any questions of law pertaining to any  action it should  or  should  not  take, PNC Bank  may  request

advice  at its  own  cost  from  such counsel of its own

choosing  (who  may be  counsel  for    the Fund, the Fund's

advisor or  PNC  Bank,  at

the option of PNC Bank).

            (c)    Conflicting  Advice.   In  the  event

of   a

conflict   between  directions,  advice  or   Oral   or

Written

Instructions  PNC  Bank receives from the Fund,  and  the

advice it  receives  from  counsel, PNC Bank shall be entitled to  rely upon and follow the advice of counsel.

           (d)   Protection  of  PNC Bank.   PNC  Bank  shall

be

protected   in  any  action  it  takes  or  does  not

take       in

reliance   upon   directions,   advice   or   Oral   or

Written

Instructions  it  receives  from the Fund  or  from  counsel

and

which  PNC  Bank  believes,  in  good  faith,  to  be

consistent

with    those    directions,   advice   or   Oral   or

Written

Instructions.

      Nothing  in  this paragraph shall be construed   so  as

to impose   an   obligation  upon  PNC  Bank  (i)  to   seek

such

directions,  advice  or  Oral or Written  Instructions,  or

(ii)

to  act  in  accordance with such directions, advice or  Oral

or Written     Instructions  unless,  under   the       terms

of   other

provisions  of  this Agreement, the same is a  condition  of

PNC Bank's properly taking or not taking such action.

      7.   Records.   The  books and records  pertaining  to

the

Fund  which  are  in  the possession of PNC Bank,  shall  be

the property   of  the  Fund.   Such  books  and  records

shall    be

prepared  and  maintained  as  required  by  the  1940  Act and

other   applicable   securities  laws,  rules  and

regulations.

The   Fund,   or  the  Fund's  Authorized  Persons,  shall

have

access  to  such  books  and  records  at  all  time  during

PNC

Bank's  normal  business  hours.   Upon  the  reasonable

request of  the  Fund,  copies  of any such books and  records

shall  be provided   by  PNC  Bank  to the Fund or to an

Authorized  Person

of the Fund, at the Fund's expense.

        8.    Confidentiality.    PNC   Bank   agrees   to

keep

confidential   all   records   of  the   Fund   and

information

relative  to  the  Fund and its shareholders (past,  present

and

potential),   unless   the   release   of   such    records

or

information  is  otherwise  consented  to,  in  writing,  by the

Fund.    The  Fund  agrees  that  such  consent  shall   not

be

unreasonably  withheld  and may not be withheld  where  PNC

Bank may  be  exposed  to  civil or criminal contempt

proceedings  or when   required  to  divulge.   The  Fund

further  agrees  that, should  PNC  Bank  be   required to

provide  such  information  or

records  to  duly  constituted  authorities  (who  may

institute civil   or criminal            contempt  proceedings

for     failure    to

comply),  PNC  Bank  shall not be required  to  seek  the

Fund's

consent prior to disclosing such information.

       9.    Cooperation  with  Accountants.   PNC   Bank

shall

cooperate  with  the  Fund's independent public  accountants and shall  take  all  reasonable action in  the  performance

of  its obligations   under              this   Agreement

to   ensure   that the

necessary  information  is  made available        to  such

accountants

for   the  expression  of  their  opinion,        as  required

by  the

Fund.

      10.   Disaster  Recovery.  PNC Bank shall        enter

into  and

shall  maintain  in  effect  with  appropriate  parties  one

or

more   agreements  making  reasonable  provision  for

emergency

use  of  electronic  data  processing  equipment  to  the

extent appropriate   equipment   is  available.             In

the   event   of

equipment  failures,  PNC Bank shall, at  no  additional

expense

to   the   Fund,  take  reasonable  steps  to  minimize

service

interruptions   but   shall  have  no  liability       with

respect

thereto.

        11.    Compensation.    As   compensation      for

custody

services   rendered  by  PNC  Bank  during        the

term   of   this

Agreement,  the  Fund  will pay to PNC Bank  a  fee  or  fees as

may  be  agreed  to  in writing from time to  time  by  the

Fund and PNC Bank.

      12.   Indemnification.  The Fund agrees  to  indemnify

and

hold   harmless  PNC  Bank  and  its  nominees  from  all

taxes,

charges,    expenses,   assessment,   claims and

liabilities

(including,   without  limitation,  liabilities         arising

under

the   Securities  and  Commodities  Laws  and          any

state  and

foreign   securities   and   blue  sky   laws,              and

amendments

thereto,    and   expenses,   including   (without

limitation)

attorneys'   fees   and   disbursements,  arising      directly

or

indirectly  from  any action which PNC Bank  takes  or  does not

take   (i)  at  the  request  or  on  the  direction  of

or        in

reliance  on  the  advice  of  the Fund  or  (ii)  upon  Oral

or

Written  Instructions.   Neither  PNC  Bank,  nor  any      of

its

nominees,  shall  be  indemnified against any  liability

to  the

Fund  or  to  its  shareholders  (or  any  expenses  incident to

such   liability)   arising  out  of  PNC  Bank's      own

willful

misfeasance,  bad  faith,  negligence or  reckless  disregard of

its duties and obligations under this Agreement.

      13.   Responsibility  of  PNC  Bank.   PNC  Bank

shall  be

under  no  duty  to  take  any  action  on  behalf  of      the

Fund

except   as   specifically  set  forth  herein  or  as

may      be

specifically  agreed  to  by  PNC Bank,  in  writing.

PNC  Bank

shall  be  obligated  to  exercise  care  and  diligence  in

the performance   of  its  duties hereunder,  to  act  in  good

faith

and  to  use  its  best  effort,  within  reasonable  limits,

in

performing  services  provided for  under  this  Agreement.

PNC

Bank  shall  be  responsible for its  own  negligent  failure to

perform  its  duties  under this Agreement.  Notwithstanding the

foregoing,   PNC  Bank  shall  not  be  responsible  for

losses

beyond  its  control,  provided  that  PNC  Bank  has  acted in

accordance  with  the  standard of  care  set  forth  above;

and provided  further  that PNC Bank shall only  be

responsible  for that  portion  of  losses or damages suffered by  the  Fund  that are attributable to the negligence of PNC

Bank.

      Without  limiting  the generality of the  foregoing  or

of

any   other   provision   of  this  Agreement,   PNC

Bank,    in

connection  with  its  duties under  this  Agreement,  shall not be  under  any  duty  or  obligation to inquire  into  and

shall not  be   liable   for  (a)  the  validity  or

invalidity   or

authority   or   lack   thereof   of   any   Oral      or

Written

Instruction,  notice  or  other  instrument  which  conforms to

the  applicable  requirements of this Agreement,  and  which

PNC Bank  reasonably  believes  to  be  genuine;  or  (b)

delays   or

errors  or  loss  of  data occurring by reason  of

circumstances beyond   PNC        Bank's  control,  including

acts  of   civil      or

military      authority,     national     emergencies,

labor

difficulties,   fire,  flood  or  catastrophe,   acts

of    God,

insurrection,   war,   riots   or   failure   of       the

mails,

transportation, communication or power supply.

       Notwithstanding   anything  in  this  Agreement       to

the

contrary,  PNC  Bank  shall have no liability  to  the  Fund

for any   consequential,  special  or  indirect  losses  or

damages

which  the  Fund  may incur or suffer by or as a  consequence of

PNC  Bank's  performance  of  the  services  provided

hereunder, whether  or  not  the likelihood of such losses  or damages  was known by PNC Bank.

     14.  Description of Services.

            (a)    Delivery  of  the  Property.   The  Fund

will

deliver   or   arrange  for  delivery  to  PNC  Bank,   all

the

property  owned  by  the  Fund,  including  cash  received  as

a result  of        the  distribution of its Shares,  during

the  period

that  is  set  forth in this Agreement.  PNC  Bank  will  not be

responsible for such property until actual receipt.

           (b)   Receipt  and Disbursement of Money.   PNC

Bank,

acting   upon  Written  Instructions,  shall  open  and

maintain separate       account(s)  in  the  Fund's  name

using all cash

received  from  or for the account of the Fund,  subject  to

the terms   of       this Agreement.    In    addition,

upon  Written

Instructions,   PNC   Bank   shall   open   separate

custodial

accounts  for  each separate series, class or  portfolio  of the Fund  and  shall  hold  in  such  account(s)  all  cash

received from  or  for  the  accounts of the Fund specifically

designated to  each  separate series, class or portfolio.   PNC

Bank  shall make  cash    payments from or for the account  of

the  Fund  only

for:

                                (i)    purchases  of

securities

                    in  the  name  of  the Fund or  PNC  Bank

or

                    PNC    Bank's   nominee   as   provided

in

                    sub-paragraph  j  and  for  which  PNC

Bank

                    has  received  a  copy  of  the  broker's

or

                    dealer's     confirmation     or

payee's

                   invoice, as appropriate;

                          (ii)    purchase   or   redemption

of

Shares of the Fund   delivered to PNC Bank; (iii)

         payment  of, subject  to  Written

Instructions,           interest,           taxes,

administration,     accounting,      distribution,

advisory,  management  fees  or  similar  expenses

which are to be borne by the Fund;

          (iv)   payment  to, subject  to  receipt

of   Written  Instructions,  the  Fund's  transfer

agent,   as   agent   for  the  shareholders,

an

amount  equal  to  the  amount  of  dividends  and

distributions     stated    in     the     Written

Instructions  to be distributed  in  cash  by  the

transfer  agent  to  shareholders,  or,  in  lieu

of  paying  the  Fund's transfer agent,  PNC  Bank

may   arrange  for  the  direct  payment  of  cash

dividends   and   distributions  to   shareholders

in  accordance  with  procedures  mutually  agreed

upon  from  time  to time by and among  the  Fund,

PNC Bank  and the Fund's transfer agent;

                (v)   payments,  upon  receipt

of

     Written  Instructions,  in  connection  with

     the  conversion,  exchange  or  surrender

of

     securities  owned  or subscribed  to  by  the

     Fund   and  held  by  or  delivered  to

     PNC

     Bank;

           (vi)    payments  of  the  amounts

of

dividends     received     with     respect

to

securities  sold  short;  payments   made   to

a

sub-custodian    pursuant   to    provisions

in

sub-paragraph c of this Paragraph; and

           (viii)     payments,    upon    Written

Instructions   made   for   other   proper   Fund

purposes.   PNC  Bank  is  hereby  authorized

to

     endorse   and  collect  all  checks,   drafts

or

     other    orders   for   the   payment   of   money

     received  as  custodian for  the  account  of  the

     Fund.

(c)  Receipt of Securities.

                      (i)   PNC  Bank  shall  hold  all

          securities   received    by   it   for  the

          account   of   the  Fund   in   a

separate

          account  that  physically  segregates    such

          securities   from   those   of   any    other

          persons,   firms   or  corporations,   except

          for   securities   held   in   a   Book-Entry

          System.   All  such    securities  shall

be

          held   or  disposed  of  only   upon  Written

          Instructions   of  the  Fund    pursuant

to

          the   terms  of  this  Agreement.       PNC

Bank

          shall   have   no  power  or   authority

to

          assign,   hypothecate,  pledge  or  otherwise

          dispose    of   any   such   securities

or

          investment,    except   upon   the

express

          terms  of  this  Agreement and  upon  Written

          Instructions,  accompanied  by  a

certified

          resolution    of    the   Fund's

Governing

          Board,   authorizing  the  transaction.

In

          no   case  may  any  member  of  the   Fund's

          Governing    Board,    or    any

officer,

          employee   or  agent  of  the  Fund  withdraw

          any    securities.    At   PNC   Bank's own

          expense  and  for  its own  convenience,  PNC

          Bank    may    enter    into    sub-custodian

          agreements   with  other   banks   or   trust

          companies  to  perform  duties  described  in

          this   sub-paragraph   c.    Such       bank

or

                    trust   company  shall  have   an

aggregate

                    capital,   surplus  and  undivided

profits,

                    according  to  its  last  published

report,

                    of    at    least    one   million

dollars

                    ($1,000,000),  if  it  is  a  subsidiary

or

                    affiliate   of   PNC  Bank,   or   at   least

                    twenty   million  dollars  ($20,000,000)

if

                    such   bank  or  trust  company  is

not   a

                    subsidiary  or    affiliate  of   PNC   Bank.

                    In  addition,  such  bank  or  trust  company

                    must   agree  to  comply  with  the  relevant

                    provisions   of  the  1940  Act   and   other

                    applicable   rules   and  regulations.

PNC

                    Bank   shall  remain  responsible       for

the

                    performance   of  all  of   its   duties

as

                    described   in  this  Agreement   and   shall

                    hold   the  Fund  harmless  from  PNC  Bank's

                    own  (or  any  sub-custodian  chosen  by  PNC

                    Bank     under    the    terms    of

                    this

                    sub-paragraph    c)   acts   or    omissions,

                    under  the  standards of  care  provided  for

                    herein.

            (d)    Transactions  Requiring  Instructions.    Upon

receipt  of  Oral  or  Written Instructions  and  not  otherwise,

PNC   Bank,  directly  or  through  the  use  of  the  Book-Entry

System, shall:

                                (i)    deliver   any   securities

                    held  for  the  Fund against the  receipt  of

                    payment for the sale of such securities;

                          (ii)   execute  and  deliver       to

                          such

               persons  as  may be  designated in  such  Oral  or

               Written     Instructions,    proxies,

               consents,

               authorizations,   and   any   other    instruments

whereby  the  authority of the Fund  as  owner

of

any securities may be exercised;

         (iii)   deliver  any  securities  to  the

issuer   thereof,    or  its  agent,   when  such

securities   are  called,  redeemed,  retired

or

otherwise  become  payable;  provided   that,

in

any    such    case,    the    cash    or    other

consideration is to be delivered to PNC Bank; (iv)

           deliver  any  securities   held

for    the   Fund   against   receipt   of   other

securities   or   cash   issued   or    paid

in

connection       with       the       liquidation,

reorganization,   refinancing,    tender

offer,

merger,   consolidation  or  recapitalization

of

any   corporation,   or  the   exercise      of

any

conversion privilege;

                 (v)    deliver   any   securities

     held   for   the  Fund  to   any   protective

     committee,   reorganization   committee

or

     other   person  in  connection   with

the

     reorganization,     refinancing,

merger,

     consolidation,   recapitalization   or  sale

     of    assets   of   any   corporation,

and

     receive  and  hold under the  terms     of

this

     Agreement   such  certificates  of

deposit,

     interim  receipts  or  other  instruments

or

     documents  as  may  be  issued   to      it

to

     evidence such delivery;

            (vi)     make    such   transfer

or

exchanges  of  the assets  of the  Fund  and  take

such  other  steps  as  shall be  stated     in

said

Oral  or  Written  Instructions  to  be  for

the

purpose   of   effectuating  a   duly   authorized

plan   of   liquidation,  reorganization,  merger,

consolidation   or   recapitalization    of

the

Fund;

          (vii)    release  securities   belonging

to  the  Fund  to  any bank or trust  company  for

the  purpose  of  a  pledge  or  hypothecation

to

secure   any   loan   incurred   by   the    Fund;

provided,  however,  that   securities  shall

be

released  only  upon payment to PNC  Bank  of  the

monies  borrowed,  except  that  in  cases   where

additional  collateral is  required  to  secure  a

borrowing   already   made   subject   to   proper

prior   authorization,  further   securities

may

be  released  for  that purpose;  and  repay  such

loan  upon  redelivery  to it  of  the  securities

pledged   or   hypothecated  therefor   and  upon

surrender  of  the  note or notes  evidencing  the

loan;

        (viii)   release  and  deliver  securities

owned   by   the  Fund  in  connection  with

any

repurchase  agreement  entered  into   on   behalf

of  the  Fund,  but  only on  receipt  of  payment

therefor;  and  pay  out moneys  of  the  Fund

in

connection   with   such  repurchase   agreements,

but only upon the delivery of the securities; (ix)

            release   and deliver       or

exchange   securities  owned  by   the   Fund

in

connection   with   any   conversion    of

such

securities,   pursuant  to   their   terms,  into

other securities;

                  (x)     release   and

deliver

     securities   owned  by  the  Fund   for

the

     purpose  of  redeeming  in  kind  shares

of

                    the   Fund  upon  delivery  thereof  to

PNC

                    Bank; and

                           (xi)     release   and   deliver

or

               exchange   securities  owned  by  the   Fund

for

               other  corporate  purposes.  PNC  Bank  must  also

               receive  a  certified  resolution  describing  the

               nature  of  the  corporate purpose  and  the  name

               and  address  of  the person(s) to  whom  delivery

               shall  be  made  when such action is  pursuant

               to

               sub-paragraph d above.

      (e)   Use  of  Book-Entry System.  The Fund  shall  deliver

to  PNC  Bank  certified  resolutions  of  the  Fund's  Governing

Board  approving,  authorizing and  instructing  PNC  Bank  on  a continuous  and  on-going  basis, to deposit  in  the  Book-Entry

System  all  securities  belonging  to  the  Fund  eligible

for

deposit  therein  and  to utilize the Book-Entry  System  to  the extent  possible  in  connection with  settlements  of  purchases

and   sales  of  securities  by  the  Fund,  and  deliveries  and

returns    of    securities   loaned,   subject   to   repurchase

agreements   or   used   as   collateral   in   connection  with

borrowings.   PNC  Bank  shall continue to  perform  such  duties

until  it  receives  Written  or  Oral  Instructions  authorizing contrary actions(s).

       To   administer  the  Book-Entry  System   properly,

the

following provisions shall apply:

                                  (i)      With    respect

to

                    securities    of   the   Fund    which

are

                    maintained   in   the   Book-Entry    system,

                    established      pursuant       to      this

                    sub-paragraph  e  hereof,  the   records

of

                    PNC  Bank  shall  identify by  Book-Entry

or

                    otherwise   those  securities  belonging

to

                    the   Fund.   PNC  Bank  shall  furnish

the

        Fund    a    detailed   statement   of

the

        Property   held  for  the  Fund  under    this

        Agreement  at  least monthly  and  from  time

           to time and upon written request.

             (ii)   Securities and any  cash  of  the

   Fund  deposited   in  the Book-Entry  System  will

   at  all  times  be   segregated  from  any  assets

   and  cash  controlled by PNC Bank  in  other  than

   a   fiduciary  or custodian capacity  but  may  be

   commingled   with  other  assets  held   in    such

   capacities.    PNC  Bank  and  its  sub-custodian,

   if  any,  will  pay  out money only  upon  receipt

   of   securities   and   will  deliver   securities

   only upon the receipt of money.

              (iii)     All    books   and   records

   maintained  by  PNC  Bank   which  relate  to  the

   Fund's  participation  in  the  Book-Entry  System

   will  at  all  times  during  PNC  Bank's  regular

   business  hours  be  open  to  the  inspection  of

   the   Fund's   duly   authorized   employees

or

   agents,  and  the  Fund  will  be  furnished  with

   all   information  in  respect  of  the   services

   rendered to it as it may require.

             (iv)   PNC  Bank will provide  the  Fund

   with   copies  of  any  report  obtained  by

PNC

   Bank   on   the  system  of  internal   accounting

   control   of   the   Book-Entry  System   promptly

   after  receipt  of  such a  report  by  PNC  Bank.

   PNC  Bank  will  also provide the Fund  with  such

   reports  on  its  own system of  internal  control

   as  the  Fund  may  reasonably request  from  time

   to time.

(f)   Registration  of  Securities.   All  Securities

held  for  the  Fund  which  are  issued  or  issuable      only

in

bearer  form,  except  such securities  held  in  the  Book-Entry

System,  shall  be  held by PNC Bank in bearer  form;  all  other

securities  held  for  the Fund may be  registered  in      the

name

of    the   Fund;   PNC   Bank;   the   Book-Entry   System;

a

sub-custodian;  or  any duly appointed nominee(s)  of  the  Fund,

PNC   Bank,  Book-Entry  system  or  sub-custodian.    The

Fund

reserves  the  right to instruct PNC Bank as  to  the  method of

registration  and  safekeeping of the  securities  of  the  Fund.

The   Fund   agrees   to   furnish  to   PNC   Bank   appropriate

instruments  to  enable PNC Bank to hold  or  deliver  in  proper form  for  transfer,  or  to register its registered  nominee

or

in  the  name  of  the  Book-Entry System, any  securities  which

it  may  hold  for  the account of the Fund and  which      may

from

time  to  time  be  registered in the  name  of  the  Fund.

PNC

Bank  shall  hold  all  such securities which  are  not  held in

the  Book-Entry  System in a separate account  for  the  Fund in

the  name  of  the Fund physically segregated at all  times  from those of any other person or persons.

           (g)   Voting  and  Other  Action.   Neither      PNC

Bank

nor   its   nominee  shall  vote  any  of  the  securities

held

pursuant  to  this  Agreement  by  or  for  the  account  of the

Fund,  except  in  accordance  with  Written  Instructions.

PNC

Bank,  directly  or  through the use of  the  Book-Entry  System,

shall   execute  in  blank  and  promptly  deliver  all

notice,

proxies,   and  proxy  soliciting  materials  to  the  registered

holder  of  such  securities.  If the registered  holder  is not

the  Fund  then  Written  or  Oral  Instructions  must

designate

the person(s) who owns such securities.

           (h)   Transactions  Not  Requiring  Instructions.

In

the  absence  of  contrary  Written  Instructions,  PNC  Bank is

authorized to take the following actions:

                                (i)   Collection  of  Income

and

Other Payments.

                       (A)     collect    and

     receive   for   the   account   of   the

     Fund,     all     income,     dividends,

     distributions,      coupons,      option

     premiums,     other     payments     and

     similar   items,  included  or   to   be

     included  in  the  Property,   and,   in

     addition,  promptly  advise   the   Fund

     of   such   receipt  and   credit   such

     income,  as  collected,  to  the  Fund's

     custodian account;

                       (B)     endorse    and

     deposit  for  collection,  in  the  name

     of   the   Fund,  checks,   drafts,   or

     other   orders   for  the   payment   of

     money;

                       (C)     receive    and

     hold   for  the  account  of  the   Fund

     all    securities    received    as    a

     distribution     on      the      Fund's

     portfolio  securities  as  a  result  of

     a  stock  dividend,  share  split-up  or

     reorganization,        recapitalization,

     readjustment   or  other   rearrangement

     or    distribution    of    rights    or

     similar    securities    issued     with

     respect   to  any  portfolio  securities

     belonging  to  the  Fund  held  by   PNC

     Bank hereunder;

                       (D)     present    for

     payment    and   collect   the    amount

     payable   upon   all  securities   which

           may   mature  or  be  called,  redeemed,

           or    retired,   or   otherwise   become

           payable  on  the  date  such  securities

           become payable; and

                            (E)   take  any  action

           which   may  be  necessary  and   proper

           in   connection   with  the   collection

           and   receipt   of   such   income   and

           other   payments  and  the   endorsement

           for   collection   of  checks,   drafts,

           and other negotiable instruments.

(ii)  Miscellaneous Transactions.

                             (A)    PNC   Bank   is

           authorized  to  deliver  or   cause   to

           be     delivered    Property     against

           payment   or   other  consideration   or

           written   receipt   therefor   in    the

           following cases:

                                        (1)     for

                examination   by   a   broker    or

                dealer   selling  for  the  account

                of  the  Fund  in  accordance  with

                street delivery custom;

                                        (2)     for

                the     exchange     of     interim

                receipts        or        temporary

                securities      for      definitive

                   securities; and

                                        (3)     for

                transfer    of   securities    into

                the   name  of  the  Fund  or   PNC

                Bank  or  nominee  of  either,   or

                for   exchange  of  securities  for

     a      different     number      of

     bonds,certificates,    or     other

     evidence,     representing      the

     same   aggregate  face  amount   or

     number   of   units   bearing   the

     same    interest   rate,   maturity

     date   and   call  provisions,   if

     any;   provided   that,   in    any

     such   case,   the  new  securities

     are   to   be  delivered   to   PNC

     Bank.

                   (B)     Unless    and

until   PNC   Bank  receives   Oral   or

Written     Instructions     to      the

contrary, PNC Bank shall:

                             (1)     pay

     all   income  items  held   by   it

     which   call   for   payment   upon

     presentation  and  hold  the   cash

     received    by   it    upon    such

     payment  for  the  account  of  the

     Fund;

                                     (2)

     collect    interest    and     cash

     dividends      received,       with

     notice   to   the  Fund,   to   the

     Fund's account;

                            (3)     hold

     for   the   account  of  the   Fund

     all    stock   dividends,    rights

     and   similar   securities   issued

     with   respect  to  any  securities

     held by PNC Bank; and

                                                    (4)

                    execute  as  agent  on  behalf   of

                    the      Fund     all     necessary

                    ownership              certificates

                    required     by    the     Internal

                    Revenue  Code  or  the  Income  Tax

                    Regulations    of    the     United

                    States   Treasury   Department   or

                    under   the   laws  of  any   State

                    now   or   hereafter   in   effect,

                    inserting  the  Fund's   name,   on

                    such   certificate  as  the   owner

                    of     the    securities    covered

                    thereby,  to  the  extent  it   may

                     lawfully do so.

(i)  Segregated Accounts.

                       (i)    PNC   Bank   shall   upon

          receipt   of  Written  or  Oral  Instructions

          establish     and     maintain     segregated

          account(s)   on  its  records  for   and   on

          behalf  of  the  Fund.  Such  account(s)  may

          be  used  to  transfer cash  and  securities,

          including   securities  in   the   Book-Entry

          System:

                                   (A)      for     the

               purposes  of  compliance  by  the   Fund

               with   the  procedures  required  by   a

               securities    or    option     exchange,

               providing    such   procedures    comply

               with  the  1940  Act  and  any  releases

               of    the    SEC   relating    to    the

               maintenance   of   segregated   accounts

               by   registered  investment   companies;

          and

                           (B)   Upon  receipt  of

          Written    Instructions,    for    other

            proper corporate purposes.

           (ii)    PNC   Bank   may   enter   into

separate   custodial   agreements   with   various

futures   commission   merchants   ("FCMs")   that

the  Fund  uses  ("FCM Agreement").   Pursuant  to

an  FCM  Agreement,   the Fund's  margin  deposits

in     any    transactions    involving    futures

contracts   and   options  on  futures   contracts

will  be  held  by  PNC  Bank  in  accounts  ("FCM

Account")  subject  to  the  disposition  by   the

FCM   involved   in   such   contracts   and    in

accordance  with  the  customer  contract  between

FCM  and  the  Fund  ("FCM Contract"),  SEC  rules

and   the  rules  of  the  applicable  commodities

exchange.   Such  FCM  Agreements  shall  only  be

entered    into    upon   receipt    of    Written

Instructions from the Fund which state that:

                             (A)     a    customer

          agreement  between  the  FCM  and    the

          Fund has been entered into; and

                           (B)   the  Fund  is  in

          compliance  with  all  the   rules   and

          regulations   of  the  CFTC.   Transfers

          of   initial   margin  shall   be   made

          into    a   FCM   Account   only    upon

          Written   Instructions;   transfers   of

          premium  and  variation  margin  may  be

          made    into  a  FCM  Account   pursuant

          to Oral Instructions.

                                  Transfers     of

                         funds  from  a FCM Account  to  the  FCM

                         for   which  PNC  Bank  holds  such   an

                         account    may    only    occur     upon

                         certification   by  the   FCM   to   PNC

                         Bank   that   pursuant   to   the    FCM

                         Agreement  and  the  FCM  Contract,  all

                         conditions   precedent  to   its   right

                         to   give  PNC  Bank  such  instructions

                         have been satisfied.

                        (iii)   PNC  Bank shall arrange  for  the

               establishment   of  IRA  custodian  accounts   for

               such   share-   holders  holding  Shares   through

               IRA   accounts,  in  accordance  with  the  Fund's

               prospectuses,    the   Internal    Revenue    Code

               (including  regulations),  and  with  such   other

               procedures  as  are  mutually  agreed  upon   from

               time  to  time  by and among the  Fund,  PNC  Bank

               and the Fund's transfer agent.

            (j)    Purchases  of  Securities.   PNC  Bank   shall

settle  purchased  securities upon receipt  of  Oral  or  Written

Instructions  from  the  Fund or its investment  advisor(s)  that specify:

                                (i)    the  name  of  the  issuer

                    and    the    title   of   the    securities,

                    including CUSIP number if applicable;

                          (ii)   the  number  of  shares  or  the

               principal    amount    purchased    and    accrued

               interest, if any;

                         (iii)    the   date  of   purchase   and

               settlement;

                        (iv)  the purchase price per unit;

                                (v)   the  total  amount  payable

                    upon such purchase; and

                          (vi)   the  name  of  the  person  from

               whom  or  the  broker through  whom  the  purchase

               was   made.   PNC  Bank  shall  upon  receipt   of

               securities  purchased  by  or  for  the  Fund  pay

               out  of  the  moneys held for the account  of  the

               Fund  the  total  amount  payable  to  the  person

               from   whom  or  the  broker  through   whom the

               purchase   was  made,  provided  that   the   same

               conforms  to  the  total  amount  payable  as  set

               forth in such Oral or Written Instructions.

           (k)   Sales  of  Securities.  PNC  Bank  shall  settle

sold  securities  upon  receipt of Oral or  Written  Instructions from the Fund that specify:

                          (i)   the  name of the issuer  and  the

                    title   of  the  security,  including   CUSIP

                       number if applicable;

                          (ii)    the   number   of   shares   or

               principal   amount  sold,  and  accrued  interest,

               if any;

                        (iii)   the  date  of  trade,  settlement

               and sale;

                        (iv)  the sale price per unit;

                                (v)   the  total  amount  payable

                    to the Fund upon such sale;

                         (vi)   the  name  of the broker  through

               whom  or  the  person to whom the sale  was  made;

               and

                         (vii)    the  location  to   which the

               security    must   be   delivered   and   delivery

               deadline,  if  any.  PNC Bank  shall  deliver  the

               securities  upon  receipt  of  the  total   amount

               payable  to  the  Fund  upon such  sale,  provided

               that  the  total  amount payable is  the  same  as

     was   set   forth   in   the   Oral   or

Written

     Instructions.   Subject  to  the  foregoing, PNC

     Bank  may  accept payment in such  form  as  shall

     be   satisfactory   to   it,   and   may

     deliver

     securities    and   arrange   for    payment

in

     accordance  with  the  customs  prevailing   among

     dealers in securities.

(l)  Reports.

                      (i)    PNC  Bank  shall

furnish

             the Fund the following reports:

                                 (A)    such   periodic

               and  special  reports as  the  Fund  may

               reasonably request;

                                  (B)      a

monthly

               statement        summarizing

all

               transactions   and   entries   for the

               account   of   the  Fund,  listing the

               portfolio   securities   belonging

to

               the   Fund  with  the  adjusted

average

               cost   of  each  issue  and  the  market

               value  at  the  end of such  month,  and

               stating   the   cash  account   of the

               Fund including disbursement;

                                (C)   the  reports

to

               be   furnished  to  the  Fund   pursuant

               to Rule 17f-4; and

                                  (D)     such

other

               information   as  may  be  agreed   upon

               from  time  to  time  between  the  Fund

               and PNC Bank.

                 (ii)     PNC   Bank   shall   transmit

     promptly   to   the  Fund  any  proxy   statement,

     proxy    material,   notice   of   a    call

or

               conversion   or  similar  communication

received

               by  it  as  custodian  of the Property.  PNC  Bank

               shall  be  under  no  other obligation  to  inform

               the Fund as to such actions or events.

            (m)   Collections.   All  collections      of  monies

or

other  property,  in  respect, or which are  to  become  part  of

the  Property  (but  not  the safekeeping  thereof          upon

receipt

by  PNC  Bank)  shall  be  at the sole  risk  of  the  Fund.

If

payment  is  not  received by PNC Bank within a  reasonable  time

after  proper  demands  have been made,  PNC  Bank          shall

notify

the  Fund  in  writing, including copies of all  demand  letters,

any  written  responses,  memoranda of  all  oral      responses

and

telephonic  demands  thereto,  and await  instructions  from  the

Fund.   PNC  Bank  shall  not be obliged  to  take          legal

action

for  collection  unless  and  until  reasonably  indemnified to

its  satisfaction.   PNC  Bank shall  also  notify          the

Fund  as

soon   as   reasonably  practicable  whenever   income      due

on

securities is not collected in due course.

       15.   Duration  and  Termination.   This  Agreement  shall

continue  until  terminated  by  the  Fund  or  by          PNC

Bank  on

sixty  (60)  days'  prior  written notice  to  the          other

party.

In    the   event   this   Agreement   is   terminated

(pending

appointment  of  a  successor  to  PNC  Bank  or  vote      of

the

shareholders  of  the  Fund to dissolve or  to  function  without a  custodian  of  its  cash, securities or other  property),  PNC

Bank  shall  not  deliver cash, securities or other  property  of

the  Fund  to  the  Fund.   It may deliver  them  to  a  bank  or

trust   company  of   PNC  Bank's  choice,  having    an    aggregate

capital,  surplus  and undivided profits, as shown          by

its  last

published  report,  of  not  less  than  twenty  million  dollars

($20,000,000),  as  a custodian for the Fund  to  be  held  under

terms  similar  to  those  of  this Agreement.   PNC  Bank  shall

not  be  required  to  make any such delivery  or      payment

until

full  payment  shall have been made to PNC Bank  of  all  of  its fees,  compensation,  costs and expenses.  PNC  Bank  shall  have

a  security  interest  in  and  shall  have  a  right       of

setoff

against  Property  in  the  Fund's  possession  as  security  for the payment of such fees, compensation, costs and expenses.

       16.   Notices.   All  notices  and  other  communications,

including  Written  Instructions,  shall  be  in  writing

or  by

confirming   telegram,   cable,  telex   or   facsimile

sending

device.   Notice  shall be addressed (a) if to PNC  Bank  at  PNC

Bank's  address:  Airport  Business Center,  International

Court

2,  200  Stevens  Drive, Lester, Pennsylvania 19113,  marked  for the  attention  of  the  Custodian Services  Department  (or  its

successor)  (b)  if  to  the Fund, at the address  of       the

Fund;

or  (c)  if  to  neither of the foregoing, at such other  address as  shall  have  been notified to the sender of any  such

notice

or   other  communication.   If  notice  is  sent  by

confirming

telegram,  cable,  telex or facsimile sending  device,  it

shall

be  deemed  to  have been given immediately.  If notice  is  sent by  first-class  mail,  it shall be deemed  to  have  been

given

five  days  after  it  has been mailed.  If  notice  is  sent  by messenger,  it  shall be deemed to have been  given  on  the  day it is delivered.

      17.   Amendments.   This Agreement,  or  any  term  hereof,

may  be  changed  or  waived only by a written amendment,

signed

by   the  party  against  whom  enforcement  of  such       change

or

waiver   is  sought.         18.   Delegation.   PNC

Bank  may

assign  its  rights  and  delegate its duties  hereunder  to  any

wholly-owned   direct  or  indirect  subsidiary  of         PNC

Bank,

National  Association  or  PNC  Bank  Corp.,  provided  that  (i)

PNC   Bank  gives  the  Fund  thirty  (30)  days  prior

written

notice;  (ii)  the  delegate  agrees  with  PNC  Bank       to

comply

with  all  relevant  provisions of the 1940 Act;  and       (iii)

PNC

Bank  and  such  delegate promptly provide  such  information  as the  Fund  may  request,  and respond to such  questions  as  the

Fund  may  ask,  relative to the assignment,  including  (without limitation) the capabilities of the delegate.

      19.   Counterparts.   This Agreement  may  be  executed  in

two  or  more  counterparts, each of which  shall  be  deemed  an original,  but  all  of which together shall constitute  one  and the same instrument.

       20.   Further  Actions.   Each  party  agrees  to  perform

such  further  acts  and execute such further  documents  as  are necessary to effectuate the purposes hereof.

      21.   Miscellaneous.   This Agreement embodies  the  entire

agreement    and   understanding   between   the   parties    and

supersedes  all  prior  agreements  and  understandings  relating to  the  subject  matter hereof, provided that  the  parties  may embody  in  one  or more separate documents their  agreement,  if

any,    with   respect   to   delegated   duties   and/or    Oral

Instructions.   The  captions  in  this  Agreement  are  included

for  convenience  of  reference only and  in  no  way  define  or

delimit  any  of  the  provisions  hereof  or  otherwise   affect

their construction or effect.

      This  Agreement  shall be deemed to be a contract  made  in

Pennsylvania   and   governed   by  Pennsylvania   law,   without

regard  to  principles  of conflicts of law.   If  any  provision

of  this  Agreement  shall be held or made  invalid  by  a  court decision,  statute,  rule or otherwise,  the  remainder  of  this

Agreement   shall  not  be  affected  thereby.   This   Agreement

shall  be  binding  upon and shall inure to the  benefit  of  the parties  hereto  and  their respective successors  and  permitted assigns.

      IN  WITNESS  WHEREOF, the parties hereto have  caused  this

Agreement  to  be  executed  by their officers  designated  below on the day and year first above written.





                              PNC BANK, NATIONAL ASSOCIATION
                             By:
                              Title:


                              SMITH BARNEY EQUITY FUNDS


                             By:
                              Title: